Exhibit 99.2

Independent Auditors’ Report

To the Board of Directors and Shareholder of
Gary-Williams Energy Corporation
Denver, Colorado

We have audited the accompanying consolidated balance sheet of Gary-Williams Energy Corporation (the “Company”) as of December 31, 2010, and the related consolidated statements of operations, changes in shareholder’s equity, comprehensive income (loss), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of the Company for the year ended December 31, 2009 were audited by other auditors whose report, dated March 30, 2010, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 2010 consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP
Denver, Colorado
March 31, 2011

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Balance Sheets

As of December 31, 2010 and 2009

	2010	2009

Assets
Current assets:
Cash and cash equivalents	$34,045,795	$5,971,551
Restricted cash	124,101	308,481
Investments	372,786	341,317
Accounts receivable:
Trade—net of allowances of $203,964 and $2,946,415 in 2010 and 2009, respectively	63,732,241	54,265,176
Affiliates	174,543	163,877
Insurance recovery	—	303,335
Note receivable affiliate	894	3,958
Inventories	169,756,197	162,815,841
Prepaid expenses and other current assets	4,001,060	4,354,762

Total current assets	272,207,617	228,528,298

Property, plant, and equipment—net	279,236,570	253,455,013
Deferred turnaround costs—net	24,044,574	37,790,336
Intangible assets—net	1,139,906	392,041
Other assets—net	9,910,006	11,759,028

Total assets	$586,538,673	$531,924,716

See accompanying notes to consolidated financial statements. (Continued)

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Balance Sheets

As of December 31, 2010 and 2009

	2010	2009

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$215,522,352	$168,497,331
Accrued liabilities and other	18,285,313	18,151,441
Long-term debt—current portion—net of discount	14,582,463	11,739,262

Total current liabilities	248,390,128	198,388,034

Noncurrent liabilities:
Long-term debt—net of discount	129,676,133	141,163,405
Other	76,859	121,099

Total noncurrent liabilities	129,752,992	141,284,504

Total liabilities	378,143,120	339,672,538

Commitments and contingencies (Note 8)
Shareholder’s equity:
Common stock, $0.01 par value—authorized 150,000 voting shares; issued and outstanding 96,900 shares Authorized 150,000 nonvoting shares; none issued	969	969
Contributed capital	36,357,640	36,357,640
Retained earnings	172,034,444	155,889,012
Accumulated other comprehensive income	2,500	4,557

Total shareholder’s equity	208,395,553	192,252,178

Total liabilities and shareholder’s equity	$586,538,673	$531,924,716

See accompanying notes to consolidated financial statements. (Concluded)

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Operations

For the Years ended December 31, 2010 and 2009

	2010	2009

Operating revenue	$2,141,043,605	$1,649,568,577
Operating expenses	2,086,819,478	1,566,500,099

Gross profit	54,224,127	83,068,478
General and administrative expenses	15,767,934	17,881,095

Operating income	38,456,193	65,187,383

Other income (expense):
Interest and investment income	40,623	144,607
Interest expense	(22,432,421)	(13,104,572)
Gain on disposal of assets	12,052	210,254
Other—net	68,985	278,438

Total other expense	(22,310,761)	(12,471,273)

Net income from continuing operations	16,145,432	52,716,110
Net loss from discontinued operations	—	(253,242)

Net income	$16,145,432	$52,462,868

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Changes in Shareholder’s Equity

For The Years ended December 31, 2010 and 2009

							Accumulated
	Number of		Number of				Other	Total
	Common	Common	Preferred	Preferred	Contributed	Retained	Comprehensive	Shareholder’s
	Shares	Stock	Shares	Stock	Capital	Earnings	Income (Loss)	Equity

Balance—December 31, 2008	96,900	$969	3,673	$37	$36,357,603	$104,326,189	$(1,483)	$140,683,315
Subsidiary stock dividend	—	—	—	—	—	(900,045)	—	(900,045)
Cancelation of preferred stock and capital contribution	—	—	(3,673)	(37)	37	—	—	—
Net income	—	—	—	—	—	52,462,868	—	52,462,868
Other comprehensive income	—	—	—	—	—	—	6,040	6,040

Balance—December 31, 2009	96,900	969	—	—	36,357,640	155,889,012	4,557	192,252,178
Net income	—	—	—	—	—	16,145,432	—	16,145,432
Other comprehensive loss	—	—	—	—	—	—	(2,057)	(2,057)

Balance—December 31, 2010	96,900	$969	—	$—	$36,357,640	$172,034,444	$2,500	$208,395,553

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Comprehensive Income (Loss)

For the Years ended December 31, 2010 and 2009

	2010	2009

Net income	$16,145,432	$52,462,868
Unrealized gain (loss) on investments	(2,057)	6,040

Comprehensive income	$16,143,375	$52,468,908

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Cash Flows

Years ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net income	$16,145,432	$52,462,868
Net loss from discontinued operations	—	253,242

Net income from continuing operations	16,145,432	52,716,110
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	14,728,920	13,765,339
Amortization of turnaround costs	13,745,762	15,401,851
Amortization of deferred financing costs and discount on debt	7,744,411	4,606,802
Gain on sale of assets	(12,052)	(210,254)
Realized gain on sale of investments, net	(4,534)	(13)
Provision for losses on accounts receivable	—	673,255
Other	—	2,404
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable—net	(9,303,930)	12,472,505
(Increase) decrease in accounts receivable—affiliate	(10,666)	9,032
Increase in inventories	(6,940,356)	(83,542,851)
Decrease (increase) in prepaid expenses	353,702	(378,266)
Increase in deferred turnaround costs	—	(3,008,930)
(Increase) decrease in other assets	(22,923)	37,323
Increase in accounts payable	49,856,043	70,842,159
Increase in accrued liabilities	114,169	4,025,705
Decrease in deferred revenue and other	(24,537)	(7,658)

Net cash provided by operating activities	86,369,441	87,404,513

Cash flows from investing activities:
Capital expenditures—refinery and pipeline	(43,310,966)	(49,444,657)
Processing license expenditure	(780,000)	—
Proceeds from sale of assets, net	13,652	4,244,856
Proceeds from property insurance	117,984	2,525,000
Proceeds from sale-leaseback of pipeline	—	31,830,451
Purchase of investments	(327,412)	(2,384)
Proceeds from sale of investments	320,635	1,744
Note receivable—related-party	—	(250,000)
Note receivable—related-party collection	3,064	250,638
Change in restricted cash	308,080	(308,481)

Net cash used in investing activities	(43,654,963)	(11,152,833)

See accompanying notes to consolidated financial statements. (Continued)

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Cash Flows

Years ended December 31, 2010 and 2009

	2010	2009
Cash flows from financing activities:
Borrowings under long-term debt	$950,888,046	$923,000,000
Principal payments on long-term debt	(962,198,607)	(972,449,903)
Borrowings under notes payable to parent	22,600,000	—
Principal payments on notes payable to parent	(22,600,000)	(7,770,000)
Capital lease obligation payments	(426,134)	(102,735)
Payments of debt issuance costs	(2,903,539)	(14,450,766)

Net cash used in financing activities	(14,640,234)	(71,773,404)

Net increase in cash and cash equivalents—continuing operations	28,074,244	4,478,276
Change in cash and cash equivalents—discontinued operations:
Net cash used in operating activities	—	(219,307)
Net cash used in investing activities	—	(224,079)

Net increase in cash and cash equivalents	28,074,244	4,034,890
Cash and cash equivalents—Beginning of year	5,971,551	1,936,661

Cash and cash equivalents—End of year	$34,045,795	$5,971,551

Supplemental disclosures of cash flow information:
Cash paid during the year for interest and financing expenses—net of amounts capitalized	$17,869,056	$22,501,293

Supplemental schedule of noncash investing and financing activities:
Additions to construction projects in progress funded through accounts payable	$724,185	$(1,245,880)

Capital lease acquisition	$—	$557,602

See accompanying notes to consolidated financial statements. (Concluded)

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009

1.	Background And Organization

Gary-Williams Energy Corporation (“GWEC”) is incorporated in Delaware. GWEC became a wholly owned subsidiary of GWEC Holding Company, Inc. (the “Holding Company”) on October 30, 2009 when The Gary-Williams Company (“TGWC”), its then parent company, contributed all of its common shares of GWEC to the Holding Company and canceled its outstanding preferred stock. GWEC’s primary activities are purchasing refinery feedstocks, marketing petroleum products, and providing management and support services to its subsidiaries.

Wynnewood Refining Company (“WRC”), a wholly owned subsidiary of GWEC, is incorporated in Delaware. WRC’s primary activity is operating a refinery in Wynnewood, Oklahoma that has a capacity of approximately 70,000 barrels per day.

Wynnewood Insurance Corporation (“WIC”), a wholly owned subsidiary of GWEC, is incorporated in Hawaii. WIC’s primary activity is to provide a portion of the insurance coverage required by WRC.

Through April 30, 2009, GWEC owned all of the stock of Gary-Williams Production Company (“GWPC”). GWPC is engaged in the exploration, development, and operation of oil and gas properties located in the United States. On May 1, 2009, the Company spun-off GWPC to TGWC by declaring a dividend of all of its stock in GWPC. Prior year consolidated financial statements have been restated to present the operations of GWPC as a discontinued operation.

References to the “Company” are to GWEC and its subsidiaries, collectively.

2.	Summary Of Significant Accounting Policies

Basis of Presentation—The accompanying consolidated financial statements include the accounts of its wholly owned subsidiaries and have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). Intercompany balances and transactions have been eliminated.

Subsequent Events—The Company evaluates events and transactions that occur after the balance sheet date but before the financial statements are issued. The Company evaluated such events and transactions through March 31, 2011, which is the day the consolidated financial statements were available to be issued.

Use of Estimates—The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the most significant areas in which management uses estimates and assumptions are in determining impairments of long-lived assets, in establishing estimated useful lives for long-lived assets, provision for uncollectible accounts receivable, in valuing inventory, and in the determination of liabilities, if any, for legal contingencies.

The Company evaluates these estimates on an ongoing basis using historical experience and other methods the Company considers reasonable based on the particular circumstances. Nevertheless, actual results may differ significantly from the estimates. Any effects on the

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

financial position or results of operations from revisions to these estimates are recorded in the period when the facts that give rise to the revision become known.

Cash, Cash Equivalents, and Investments—For purposes of these statements, the Company considers liquid investments purchased with an original maturity of three months or less to be cash equivalents. Investments, accounted for as available-for-sale, having an original maturity of more than three months, but less than 12, are recorded as a current asset in the accompanying consolidated balance sheets. Cash equivalents consist of money market funds and investments consist of equity securities and domestic and international bond funds.

Restricted Cash—Restricted cash includes cash balances which are legally or contractually restricted to use. At December 31, 2010 and 2009, the Company had short-term restricted cash of $124,101 and $308,481, respectively. At December 31, 2009, the Company had long-term restricted cash of $123,700 included in other long-term assets. The restricted cash held at December 31, 2010 is being held in a certificate of deposit as collateral on a bond that was initially set up to secure a right of way obligation on properties the Company previously owned. The Company is in the process of canceling the bond and releasing the restriction on the cash.

Allowance for Doubtful Accounts—The Company establishes an allowance for doubtful accounts on accounts receivable based on the expected ultimate recovery of these receivables. The Company establishes or adjusts the allowance as necessary using the specific identification method. The Company considers many factors including historical customer collection experience, general and specific economic trends, and known specific issues related to individual customers that might impact collectibility. The allowance for doubtful accounts was $203,964 and $2,946,415 at December 31, 2010 and 2009, respectively. For the year ended December 31, 2009, the Company recorded provisions for bad debts of $673,255.

Futures Contracts—The Company periodically enters into futures contracts to hedge certain of its exposures to price fluctuations on raw materials and refined products. The purpose of these activities, as defined by the Company’s Risk Management Policy, is to enhance overall profits from WRC’s refining operations and to identify opportunities to generate a profit outside the refining operations in the Group III, Gulf Coast, and NYMEX markets. Other provisions in the Risk Management Policy set forth quantity limits, authorization requirements, and exposure limits for speculative positions.

In all instances, the Company has decided not to designate its derivative activities as hedges. As a result, the gains or losses from the changes in fair value of the derivative instruments have been recognized as a component of operating expense; however, the underlying hedged items have not been marked to market. The increases or decreases in the fair value of the underlying hedged items ultimately result in increases or decreases to operating revenue or operating expense at the time of sale. These changes are generally offset by the gains or losses from the changes in fair value of the derivative instruments and may increase earnings volatility. The Company had no futures contracts outstanding as of December 31, 2010 and 2009.

Derivative Financial Instrument—Interest rate cap agreements are used to reduce the potential impact of increases in interest rates on floating-rate long-term debt. At December 31,

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

2010, the Company was a party to an interest rate cap agreement covering 50% of its Term Loan balance or $48,125,000. The agreement entitles the Company to receive from the bank the amount, if any, by which the three month LIBOR interest rate exceeds 4% of the notional amount. The interest rate cap agreement is not designated as a cash flow hedge under applicable accounting standards and as such the change in fair value is recorded as adjustments to interest expense. The Company paid a premium of $47,000 for the interest rate cap and is amortizing this amount to interest expense over the term of the agreement. Unamortized premiums are included in noncurrent other assets on the consolidated balance sheets. The agreement expires on December 31, 2011.

Financial Instruments—The Company’s financial instruments consist of cash, investments, accounts receivable, a note receivable, accounts payable, other current liabilities, and long-term debt. Except for long-term debt, the carrying amounts of financial instruments approximate their fair value due to their short maturities. The fair value of long-term debt is estimated differently based upon the type of loan. For variable rate loans, carrying value approximates fair value. For fixed rate loans, the carrying value of long-term debt (see note 3) approximates fair value because the interest rate on this debt approximates market yields for similar debt instruments.

Inventories—Inventories are valued at the lower of first-in, first-out cost or market. Write-downs to market are charged to operating expense. Inventories at December 31, 2010 and 2009 are as follows:

	2010	2009

Refined, unrefined, and intermediate products	$100,025,660	$97,161,983
Crude oil	64,537,833	61,060,706
Materials and supplies	5,192,704	4,593,152

Inventories	$169,756,197	$162,815,841

Property, Plant, and Equipment—The initial purchase and additions to property, plant, and equipment, including capitalized interest and certain costs allocable to construction, are recorded at cost. Ordinary maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 1 to 30 years. Gains or losses on sales or other dispositions of property appear in gain (loss) on disposal of assets in the consolidated statements of operations. Property, plant, and equipment under capital leases and related obligations is recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the Company’s incremental borrowing rate or, when known, the interest rate implicit in the lease. Assets acquired under capital leases and leasehold improvements are amortized using the straight-line method over the lease term and are included in depreciation expense.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

At December 31, 2010 and 2009, property, plant, and equipment, with the range of useful lives, are comprised of the following:

	2010	2009

Refinery property, plant, and equipment (3 to 30 years)	$318,737,295	$245,991,380
Pipeline and copiers under capital lease (5 to 20 years)	641,743	641,743
Airplane (6 years)	7,808,376	7,250,900
Furniture, fixtures, and equipment (1 to 15 years)	6,303,688	6,117,585
Precious metals, land, and other non-depreciable assets	3,663,655	3,457,371
Catalyst (5 years)	7,484,385	6,419,188
Vehicles (2 to 3 years)	1,162,311	1,136,199
Construction in progress	7,179,785	41,502,929

Property, plant, and equipment—at cost	352,981,238	312,517,295
Less accumulated depreciation and amortization (including accumulated depreciation under capital lease of $119,912 and $75,203, respectively)	(73,744,668)	(59,062,282)

Property, plant, and equipment—net	$279,236,570	$253,455,013

Construction in progress consists of projects primarily related to additions and expansions to refinery processing units and replacements to the refinery plant and equipment. When the project is completed and placed in service, the costs are depreciated over their estimated life.

Major construction projects qualify for interest capitalization until the asset is ready for service. Capitalized interest is calculated by multiplying the Company’s weighted average interest rate from long-term debt by the amount of qualifying costs. As major construction projects are completed, the associated capitalized interest is amortized over the useful life of the asset with the underlying cost of the asset. For the years ended December 31, 2010 and 2009, the Company capitalized interest of $7,356,717 and $2,037,342, respectively.

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $14,696,785 and $13,740,046, respectively.

Intangible Assets—Intangible assets consist of the cost of two processing licenses obtained for two refinery units, which are subject to amortization. Amortization is provided using the straight-line method based on an estimated useful life of 19 years. Amortization expense for the years ended December 31, 2010 and 2009 was $32,135 and $25,293, respectively.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

The gross carrying amount and accumulated amortization totals related to the Company’s intangible assets are as follows:

	Gross Carry	Accumulated	Net Carrying
	Value	Amortization	Value

As of December 31, 2010:
Processing license—sulfur recovery unit	$480,566	$(113,818)	$366,748
Processing license—gasoline hydrotreater	780,000	(6,842)	773,158

Total	$1,260,566	$(120,660)	$1,139,906

As of December 31, 2009:
Processing license—sulfur recovery unit	$480,566	$(88,525)	$392,041

Total	$480,566	$(88,525)	$392,041

Estimated amortization expense for succeeding years are as follows:

Amortization
Year	Expense

2011	$66,346
2012	66,346
2013	66,346
2014	66,346
2015	66,346
Thereafter	808,176

Total	$1,139,906

Debt Issuance Costs—Debt issuance costs represent loan origination fees paid to the lender and related professional service fees. Unamortized debt issuance costs are included in noncurrent other assets on the consolidated balance sheets. For the years ended December 31, 2010 and 2009, the Company capitalized $2,903,539 and $14,450,766, respectively, of costs incurred in connection with debt refinancing and amendments. These costs are being amortized over the terms of their respective financings and are included in interest expense. Costs associated with revolving debt are amortized on a straight-line basis and costs associated with debt agreements having scheduled payoffs are amortized using the effective interest method. The amortization of deferred debt issuance costs were $4,651,785 and $4,063,812 for the years ended December 31, 2010 and 2009, respectively.

Debt Issued at a Discount—Debt issued at a discount to the face amount is accreted up to its face amount utilizing the effective interest method over the term of the note and recorded as a component of interest expense on the consolidated statements of operations.

Impairment—The Company’s long-lived assets are periodically reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Impairments, if any, are measured as the amount by which the carrying amount

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

of the asset exceeds the forecast of discounted expected future cash flows. The Company recorded no impairments during the years ended December 31, 2010 and 2009, respectively.

Asset Retirement Obligation—The Company evaluates legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, and recognizes a liability equal to the estimated fair value of the asset retirement obligation in the period in which it is incurred, if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The asset retirement liability is accreted over time as an operating expense using a systematic and rational method.

The Company has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts of the refinery at the time they are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is the Company’s practice and current intent to maintain the refinery assets and continue making improvements to those assets based on technological advances. As a result, management believes that the refinery has an indeterminate life for purposes of estimating asset retirement obligations because dates or ranges of dates upon which the Company would retire refinery assets cannot reasonably be estimated at this time. When a date or range of dates can reasonably be estimated for the retirement of any component part of the refinery, a liability will be recorded based on the estimated cost to perform the asset retirement activity at the fair value of those costs using established present value techniques. The Company will continue to monitor and evaluate its potential asset retirement obligations.

Deferred Turnaround Costs—Refinery turnaround costs are incurred in connection with planned shutdown and inspections of the refinery’s major units to perform planned major maintenance. Refinery turnaround costs are deferred when incurred and amortized on a straight-line basis over that period of time estimated to lapse until the next planned turnaround occurs, generally four years. Refinery turnaround costs include, among other things, the cost to repair, restore, refurbish, or replace refinery equipment such as tanks, reactors, piping, rotating equipment, instrumentation, electrical equipment, heat exchangers, and fired heaters. A major turnaround was performed in the second quarter of 2008 and the next major turnaround is scheduled to be performed in the fourth quarter of 2012. Although the Company performed the majority of its turnaround activities in the second quarter of 2008, the Company performed additional turnaround work on four of its refinery units in April 2009. In total, during the year ended December 31, 2009, the Company incurred turnaround costs of $3,008,930. As of December 31, 2010 and 2009, deferred turnaround costs amounted to $24,044,574 and $37,790,336, net of accumulated amortization of $37,830,459 and $24,084,697, respectively. Amortization expense for the years ended December 31, 2010 and 2009 was $13,745,762 and $15,401,851, respectively.

Revenue Recognition—The Company generates revenue primarily from the sale of refined products produced at the Company’s refinery and refined products purchased directly from outside sources. In general, the Company enters into spot and short-term agreements that stipulate the terms and conditions of the sales. Revenue is recorded as products are delivered to customers, which is the point at which title and risk of loss are transferred.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

Nonmonetary product exchanges and certain buy/sell crude oil transactions which are entered into in the normal course of business are included on a net cost basis in operating expenses on the consolidated statements of operations.

The Company also engages in trading activities, whereby the Company enters into agreements to purchase and sell refined products with third parties. The Company acts as principle in these transactions, taking title to the products in purchases from counterparties, and accepting the risks and rewards of ownership. The Company records revenue for the gross amount of the sales transactions, and records cost of purchases as an operating expense in the accompanying consolidated financial statements.

Excise tax, motor fuel tax, sales tax, and other taxes invoiced to customers and payable to government agencies are recorded on a net basis with the tax portion of a sales invoice directly credited to a liability account.

Comprehensive Income (Loss)—Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss), which includes unrealized gains and losses from available-for-sale securities.

Environmental Costs and Other Contingencies:

Environmental Costs—The Company records an undiscounted liability on the consolidated balance sheets as other current and long-term liabilities when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated. Estimates of the liabilities are based on currently available facts, existing technology, and presently enacted laws and regulations taking into consideration the likely effects of other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies’ clean-up experience, and data released by the United States Environmental Protection Agency (“EPA”) or other organizations. The estimates are subject to revision in future periods based on actual costs or new circumstances.

Other Contingencies—The Company recognizes a liability for other contingencies when the Company has an exposure that, when fully analyzed, indicates it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Where the most likely outcome can be estimated, the Company accrues a liability for that amount. Alternatively, where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than any other, the low end of the range is accrued.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

3.	Long-Term Debt

	December 31,	December 31,
	2010	2009

Term loan—due November 2014	$96,250,000	$107,250,000
Finance obligation—due September 2029	19,828,228	19,964,693
Capital lease obligation—due September 2029	30,804,621	31,213,642
Airplane loan—due March 2014	4,734,717	4,898,518
Other notes—due February 2011	5,412	32,824
Less discount on term loan	(7,364,382)	(10,457,010)

Total debt	144,258,596	152,902,667
Less obligations due in one year	(14,582,463)	(11,739,262)

Long-term debt	$129,676,133	$141,163,405

Term Loan—GWEC, WRC, and the Holding Company, collectively, are a party to a secured five-year $110,000,000 discounted term loan facility (the “Term Loan”) dated November 13, 2009 (as amended) with a syndicate of financial institutions. Borrowings under the Term Loan accrue interest on floating rates based on LIBOR or the agent’s prime rate at the Company’s option. Borrowings are repayable quarterly starting December 31, 2009, with 10% of the principal payable in year’s one and two, 20% payable in year’s three and four, and 40% payable in year five. The last scheduled payment is September 30, 2014. At December 31, 2010, the Company had $96,250,000 outstanding.

Revolver—GWEC, WRC, and the Holding Company collectively, entered into a three-year $150,000,000 secured revolving credit facility (the “Revolver”) dated November 13, 2009 (as amended) with a syndicate of financial institutions. The Company can borrow and/or issue letters of credit, which in the aggregate, cannot exceed the lesser of the borrowing base or $150,000,000. The borrowing base is limited by the balances of cash, accounts receivable, inventory, exchange balances, and outstanding letters of credit for which no payable yet exists. The borrowing base was $150,000,000 at December 31, 2010. Borrowings under this facility accrue interest based on LIBOR or base rate options plus a margin based on the Company’s fixed charge coverage ratio. Borrowings are repayable at expiration of the revolving facility on November 12, 2012. There was no outstanding Revolver balance at December 31, 2010.

Letters of credit are primarily obtained by the Company for its routine purchases of crude oil. Letters of credit totaling $30,624,143 and $34,273,000 had been issued as of December 31, 2010 and 2009, respectively.

The Term Loan and Revolver are secured by substantially all of GWEC’s and WRC’s assets and are subject to various financial and nonfinancial covenants that limit distributions, dividends, acquisitions, capital expenditures, disposals and debt and require minimum debt service coverage, net worth, and working capital requirements. The Company was in compliance with its financial covenants and ratios at December 31, 2010.

Airplane Loan—GWEC has a $5,300,000 loan with a bank. Under the agreement, interest is payable at a fixed rate for the first three years and at a variable rate based on the 30-day

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

LIBOR for the remaining four years. The loan is to be repaid over seven years with principal payments based on a 20-year amortization period and a balloon payment at the end of the seventh year in 2014. The loan is secured by the airplane. The outstanding balance at December 31, 2010 was $4,734,717.

Finance Obligation—On September 9, 2009, WRC sold its bulk terminal and loading facility for $20,000,000. WRC, in turn, agreed to lease back those same assets for 10 years with two five year renewal options. Under the terms of the lease agreement, WRC is required to support the operations of the terminal and loading facility at its own risk and GWEC has guaranteed WRC’s lease payments. Due to these various forms of continuing involvement, the transaction was recorded under the finance method of accounting. Accordingly, the value of the terminal and loading facility remain on the Company’s books and are continuing to be depreciated over their remaining useful lives. The proceeds received have been recorded as a finance obligation. The obligation is payable in monthly installments. The outstanding balance at December 31, 2010 was $19,828,228.

Capital Lease—On September 9, 2009, WRC entered into a sale-leaseback transaction where WRC sold a 49 mile pipeline for $32,000,000 and leased back the same pipeline for a term of 20 years. The transaction was recorded using sale-leaseback accounting. The gain of $30,741,039 is being deferred as an offset to the leased pipeline and is being amortized in proportion to the leased pipeline over the term of the lease. The lease is payable in monthly installments. The outstanding balance at December 31, 2010 was $30,804,621.

Other Notes—In February 2006, the Company entered into a financing agreement and a capital lease arrangement for office copiers which expire in February 2011. The obligations are payable in monthly installments. Amounts outstanding under these arrangements at December 31, 2010 were $5,412.

Letters of credit fees, bond fees, unused commitment fees, amortization of deferred financing costs, accretion of discount on debt, amortization of premium on interest rate cap, and interest from borrowings under the various agreements are included in interest expense in the accompanying consolidated statements of operations (net of amounts capitalized).

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

The minimum remaining principal payments under the loan agreements and minimum lease payments under capital lease obligations are as follows:

Year Ending	Term	Airplane	Commercial &	Finance	Capital
December 31	Loan	Loan	Other Notes	Obligation	Lease	Total

2011	$13,750,000	$174,267	$5,412	$191,850	$4,380,000	$18,501,529

2012	22,000,000	185,403	—	253,518	4,392,000	26,830,921

2013	27,500,000	197,250	—	322,103	4,380,000	32,399,353

2014	33,000,000	4,177,797	—	398,302	4,380,000	41,956,099

2015	—	—	—	482,881	4,380,000	4,862,881

Thereafter	—	—	—	18,179,574	60,357,058	78,536,632

Total minimum lease payments	$96,250,000	$4,734,717	$5,412	$19,828,228	82,269,058	203,087,415

Less amount representing executory costs					(4,589,808)	(4,589,808)

Net minimum lease payments					77,679,250	198,497,607

Less amount representing interest					(46,874,629)	(46,874,629)

Present value of net minimum lease payments					$30,804,621	$151,622,978

4.	Tax Dividend Obligation To Parent

GWEC and its subsidiaries are S Corporations for income tax purposes. In general, as an S Corporation, GWEC and its subsidiaries are not taxable, and taxable income and deductions flow from GWEC and its subsidiaries to TGWC, where the income is taxed at the shareholder level. Prior to October 1, 2009, the Company reimbursed TGWC for the computed state and federal income taxes based on the Company’s net income and a combined rate of approximately 33%. On November 13, 2009, with the creation of the Holding Company, a new tax agreement (effective October 1, 2009) was entered into between the Holding Company, its subsidiaries, and TGWC. Pursuant to this agreement, GWEC reimburses the Holding Company for the computed state and federal income taxes based on GWEC’s net taxable income and a combined rate of 40%, that GWEC would pay if it determined its tax liability as a stand-alone C Corporation. These amounts are reflected as tax dividends declared in the consolidated statements of changes in shareholder’s equity. Each of GWEC’s subsidiaries reimburses GWEC on the same basis. When GWEC recognizes a net loss, such loss multiplied by 40% reduces its tax reimbursement liability in future years.

5.	Employee Benefit Plans

The Company has two profit sharing plans (defined contribution plans), one covering certain nonunion employees and one covering union employees. The employees must meet eligibility requirements as to age and length of service. Contributions to the plans are determined annually by the Company. Contributions of $1,643,600 and $1,486,246 were expensed for the years ended December 31, 2010 and 2009, respectively.

6.	Concentrations

Substantially all of the Company’s accounts receivable at December 31, 2010 and 2009 results from the sale of refined products to companies in the retail and wholesale distribution

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

market. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on its customers to minimize the exposure to credit risk. No single customer accounted for more than 10% of product sales for the years ended December 31, 2010 and 2009, respectively. No single customer accounted for more than 10% of gross accounts receivable at December 31, 2010 and 2009, respectively.

In March 2010 and 2009, the Company was awarded contracts to sell approximately 58,000,000 gallons, per contract year, of jet fuel to the United States Defense Energy Support Center (“DESC”) for the period April 1 through March 31 of the following year, plus a 30-day carryover which gives the DESC the option to take deliveries for one month after the stated contract period. Pricing is variable, calculated based on market prices, as specified in the contract. For the years ended December 31, 2010 and 2009, product sales to this customer approximated 5%, in each respective year, of total operating revenue.

In addition, substantially all of the Company’s raw materials purchased for refinery production and refined products purchased for resale are from companies in the oil and gas exploration and production industry in the United States. This concentration of suppliers may impact the Company’s overall costs and/or profitability, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions. For the years ended December 31, 2010 and 2009, three vendors accounted for 41% and 47%, respectively, of total raw material and refined purchases.

Approximately 51% of the Company’s labor force is covered by a collective bargaining agreement that is subject to review and renewal on a regular basis. The current collective bargaining agreement is due to expire in June 2012.

7.	Related-Party Transactions

GWEC has an agreement with an affiliate, as amended and renewed in May 2008, to sublease a hangar for the Company aircraft. Terms of the sublease provide for annual rentals of $87,000 until June 30, 2011.

On a monthly basis, the Company charges certain general and administrative support costs to its affiliates. At December 31, 2010 and 2009, the affiliated accounts receivable balance was $174,543 and $163,877, respectively.

GWEC entered into a promissory note in February 2010 with TGWC, whereby GWEC promised to pay TGWC the principal sum of $10,000,000 or such lesser amount the borrower shall borrow from the lender. Interest on the unpaid principal balance is computed daily based on the prime rate. All amounts borrowed, together with interest, are to be paid no later than ten business days after the funds are advanced. The note is due on January 31, 2012. There was no outstanding balance under the note at December 31, 2010 and 2009, respectively.

8.	Commitments And Contingencies

Legal Matters—In the ordinary course of business, the Company is a party to various other legal matters. In the opinion of management, none of these matters, either individually

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

or in the aggregate, will have a material adverse effect on the Company’s financial condition, liquidity, or results of operations.

Health, Safety, and Environmental Matters—The Company is subject to certain environmental, safety, and other regulations primarily administered by the EPA and various state agencies. In addition, the EPA requires that the Company provide assurance of its financial wherewithal regarding certain future closure costs of the facility. Except as discussed below, management of the Company believes it has complied with all material aspects associated with these regulations.

By letter dated October 26, 2005, WRC received a “Finding of Violation” (“FOV”) from the EPA, Region 6, purportedly pursuant to Section 113 of the Federal Clean Air Act. The FOV alleged certain violations of New Source Performance Standards and National Emission Standards for Hazardous Air Pollutants. WRC has provided the EPA with explanatory and exculpatory information in response to the EPA FOV. Based on discussions with the EPA, the Company has determined that the settlement will include both corrective actions and payment of civil penalties, which could be material. As of December 31, 2010, the Company has $1,000,000 accrued to cover the penalties. Actual penalties could exceed this amount, however, management does not anticipate that the ultimate outcome of this matter will have a material adverse impact on the Company’s financial position, liquidity, or results of operations.

The Federal Clean Air Act authorizes the EPA to require modifications in the formulation of the refined transportation fuel products manufactured in order to limit the emissions associated with their final use. In December 1999, the EPA promulgated national regulations limiting the amount of sulfur to be allowed in gasoline at future dates. The EPA believes such limits are necessary to protect new automobile emission control systems that may be inhibited by sulfur in the fuel. The new regulations required the phase-in of gasoline sulfur standards beginning in 2004, with the final reduction to the sulfur content of gasoline to an annual average level of 30 parts-per-million (“ppm”), and a per gallon maximum of 80 ppm to be completed by June 2006. As a small refiner, WRC became a party to the Waiver and Compliance Plan with the EPA that extended the implementation deadline for low sulfur gasoline to 2011. In return for the extension, WRC was required to produce 95% of the diesel fuel at the refinery with a sulfur content of 15 ppm or less starting June 1, 2006. WRC has complied with this requirement in 2010 and anticipates meeting the new regulations effective on January 1, 2011.

Other Matters—TGWC entered into a 10-year lease agreement extension for office space in June 2003. The Company pays all rent and occupancy costs in exchange for its use of the office space. The Company has guaranteed the performance of TGWC’s obligations, under which the Company could be legally obligated to pay annual rent, as scheduled below, and annual occupancy costs of $356,918 with provisions for escalation based on actual expenses. The monthly rent is expensed on a straight-line basis over the term of the office lease. Rent expense, including occupancy costs, for the years ended December 31, 2010 and 2009 was $898,385 and $1,025,689, respectively.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

As of and for the Years ended December 31, 2010 and 2009—(Continued)

The aggregate minimum rental commitments under noncancelable leases for the periods shown at December 31, 2010, are as follows:

Year	Annual Rent

2011	$577,297
2012	547,102
2013	273,551

$1,397,950

The Company currently has one throughput and deficiency agreement that expires in 2020. Under the terms of the agreement, the Company is obligated to pay a tariff fee on a minimum daily volume of crude or else pay for any deficiencies. The fees paid under throughput and deficiency obligations for the years ended December 31, 2010 and 2009 were $6,939,940 and $10,166,013, respectively. At December 31, 2010, the minimum commitments under the throughput and deficiency agreement are as follows:

Transportation
Year	Obligation

2011	$3,942,000
2012	3,952,800
2013	3,942,000
2014	3,942,000
2015	3,942,000
Thereafter	17,074,800

$36,795,600

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